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                                 EXHIBIT 10.44



NORTH CAROLINA

WAKE COUNTY                              THIRD CONSOLIDATED AMENDMENT AGREEMENT


     THIS THIRD CONSOLIDATED AMENDMENT AGREEMENT (the "Amendment Agreement"), made and entered into as of this 20th day of August, 1996, by and between SEER TECHNOLOGIES, INC., a Delaware corporation (the "Borrower"); and NATIONSBANK, N.A.(formerly known as NationsBank N.A. (Carolinas)), a national banking association with its principal office located in the city of Charlotte, North Carolina (the "Bank"):

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, the Borrower and the Bank have heretofore entered into a Loan Agreement dated February 24, 1995 (the "Loan Agreement"), pursuant to which the Bank agreed to establish for the Borrower a line of credit (the "Revolving Credit") up to an aggregate principal amount at one time outstanding not in excess of TWENTY-FIVE MILLION AND NO/100 DOLLARS ($25,000,000.00), which Revolving Credit is evidenced by the Borrower's Promissory Note dated February 24, 1995 (the "Note"); and

     WHEREAS, the Revolving Credit is secured by a valid, perfected, first priority lien with respect to all accounts receivable owned by the Borrower pursuant to the terms of the Security Agreement dated February 24, 1995 (the "Security Agreement"); and

     WHEREAS, the Borrower and the Bank agreed to extend the maturity date of the Revolving Credit to March 15, 1997, and to make certain other modifications to the Loan Agreement and the Note, all as set forth in that certain First Consolidated Amendment Agreement dated February 22, 1996 between the Bank and the Borrower (the "First Amendment"); and

     WHEREAS, due to certain covenant violations under the Loan Agreement (as amended by the First Amendment), the Bank and the Borrower agreed to further amendments to the Loan Agreement as set forth in that certain Second Consolidated Amendment Agreement dated July 19, 1996 (the "Second Amendment"); and

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     WHEREAS, pursuant to the Second Amendment, the maturity date of the
Revolving Credit was changed to December 31, 1996 and the Borrower agreed to grant the Bank additional security for the Revolving Credit pursuant to the terms of that certain Intellectual Property Security Agreement between the Borrower and the Bank dated July 19, 1996 (the "IP Security Agreement"); and

     WHEREAS, the Borrower and the Bank entered into a Credit Agreement dated July 15, 1996 (the "Credit Agreement"), pursuant to which the Bank agreed to establish for the Borrower a credit facility (the "Guaranteed Facility") up to an aggregate principal amount at one time outstanding not to exceed TWELVE MILLION FIVE HUNDRED THOUSAND DOLLARS ($12,500,000), which Guaranteed Facility is evidenced by the Borrower's Promissory Note dated July 15, 1996 (the "Guaranteed Note"); and

     WHEREAS, the obligations of the Borrower under the Credit Agreement and the Guaranteed Note are guaranteed by Welsh, Carson, Anderson & Stowe VI, L.P., a Delaware limited partnership (the "Guarantor") pursuant to that certain Guaranty Agreement dated July 15, 1996 (the "Guaranty"); and

     WHEREAS, the Borrower has proposed to sell convertible preferred stock of the Borrower to the Guarantor for a purchase price of Twelve Million Five Hundred Thousand Dollars ($12,500,000), the proceeds of which sale the Borrower proposes to use to reduce the outstanding borrowings under the Revolving Credit (the "Preferred Stock Transaction"); and

     WHEREAS, the Borrower has requested and the Bank has agreed to extend the maturity date of the Revolving Credit to September 30, 1997, and to make certain other modifications to the Loan Agreement upon the successful completion of the Preferred Stock Transaction;

     NOW, THEREFORE in consideration of the mutual covenants, promises and conditions hereinafter set forth, it is hereby agreed as follows:

     1. The term "Loan Agreement," as used herein and in the Loan Agreement, the Note and all other loan documents executed in connection with the Revolving Credit (collectively referred to herein as the "Loan Documents") shall have the same meaning as the Loan Agreement dated February 24, 1995 as amended by the First Amendment and the Second Amendment, except as hereby amended and modified. Unless the context otherwise requires, all terms used herein without definition shall have the definitions provided therefor in the Loan Agreement.


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     2. Subject to the conditions set forth in Paragraphs 5 and 6 hereof, the
Loan Agreement shall be and hereby is amended, effective as of the effective date hereof, as follows:

          (a) Paragraph 3(i) of the Loan Agreement is hereby amended by deleting Paragraph 3(i) (the Current Ratio covenant) in its entirety.

          (b) The first sentence of Paragraph 3(j) of the Loan Agreement is hereby amended by deleting said sentence in its entirety and substituting in lieu thereof the following:

               "The Borrower will maintain Borrower's Tangible Net Worth in an amount not less than $28,000,000 as at the last day of each fiscal quarter of the Borrower; provided, however, that the Borrower shall be permitted to reduce the Tangible Net Worth requirement by an amount up to $10,000,000 in accounts receivable writedowns, deferred tax writedowns and Bank approved restructuring charges."

          (c) Paragraph 4(i) of the Loan Agreement is hereby amended by deleting Paragraph 4(i) (the Liabilities to Net Worth covenant) in its entirety.

          (d) Paragraph 10(b) of the Loan Agreement is hereby amended by deleting said Paragraph 10(b) in its entirety and substituting in lieu thereof the following:

               "b) Unutilized Line of Credit Fee. The Borrower agrees to pay to the Bank a commitment fee for the period from the closing of the Loan to the maturity date of the Note at the rate per annum equal to three-eights percent (3/8%) of the Unutilized Revolving Credit Commitment (as defined herein), payable in arrears (i) on the last business day of each fiscal quarter, beginning with the last business day of the fiscal quarter ending March 31, 1996, and (ii) on the maturity date of the Note. For purposes of this Loan Agreement, the term "Unutilized Revolving Credit Commitment" shall mean, on the date of calculation thereof, the difference between (i) $20,000,000 and (ii) the average daily principal amount outstanding under the Note during the immediately preceding fiscal quarter."



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          (e) Paragraph 10(c) of the Loan Agreement is hereby amended by deleting said Paragraph 10(c) in its entirety and substituting in lieu thereof the following:

               "c) Borrowing Base Agreement. Bank agrees, upon the terms and conditions set forth herein, to make Revolving Credit Advances to the Borrower during the term of this Loan Agreement up to an aggregate amount not exceeding $20,000,000; provided, however, Bank will not be required and shall have no obligation to make any Revolving Credit Advances (i) so long as a Default or an Event of Default has occurred and is continuing; (ii) if, immediately after giving effect to each advance, the balance due under the Loan exceeds the Borrowing Base; or
          (iii) if, immediately after giving effect to each advance, the balance due under the Loan exceeds $20,000,000. For purposes of this Loan
          Agreement:

                    1) "Revolving Credit Advance" shall mean an amount paid by
               Bank to the Borrower pursuant to this Loan Agreement and evidenced by the Note.

                    2) "Borrowing Base" shall mean an amount equal to the sum of
               (i) eighty percent (80%) of Eligible Domestic Accounts, and (ii) sixty percent (60%) of Eligible Foreign Accounts, as determined pursuant to the Borrowing Base Certificate.

                    3) "Accounts" means accounts, accounts receivables, chattel paper, instruments and documents, whether now owned or hereafter acquired by the Borrower.

                    4) "Borrowing Base Certificate" means a certificate in the form attached hereto and marked as Schedule 1.

                    5) "Eligible Domestic Accounts" means those Accounts which have been in existence for not more than ninety (90) days from the date of the unpaid invoice as issued by the Borrower as determined pursuant to the Borrowing Base Certificate; provided there shall be excluded from Accounts the following: intercompany or interaffiliate Accounts; foreign Accounts (i.e., Accounts with an Account Debtor located outside the U.S. or Canada); general provisions for credit memos; and Accounts which relate to consigned Inventory.


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                    6) "Eligible Foreign Accounts" means those Accounts which
               have been in existence for not more than ninety (90) days from the date of the original invoice as issued by the Borrower as determined pursuant to the Borrowing Base Certificate; provided there shall be excluded from Accounts the following: Accounts with Account Debtors that, to the Bank's satisfaction, are not of investment grade or equivalent; intercompany or interaffiliate Accounts; domestic Accounts (i.e., Accounts with an Account Debtor located in the U.S. or Canada); general provisions for credit memos; and Accounts which relate to consigned Inventory.


                    7) If at any time the Borrower's outstanding indebtedness to the Bank pursuant to the Note (the "Outstanding Indebtedness") exceeds the Borrowing Base, Borrower shall immediately make a payment equal to the difference between (i) the Outstanding Indebtedness and (ii) the Borrowing Base. If at any time the Outstanding Indebtedness exceeds $20,000,000, Borrower shall immediately make a payment equal to the difference between (i) the Outstanding Indebtedness and (ii) $20,000,000. Borrower shall provide Bank a Borrowing Base Certificate in a form satisfactory to the Bank on the twentieth (20th) day of each month and at such other times as Bank may request. Borrower shall submit to Bank upon request, but not less frequently than monthly, a report identifying all Accounts by Account Debtor, and reflecting the aging thereof and containing sufficient information for Bank to calculate the amount of Eligible Domestic Accounts and Eligible Foreign Accounts. The Borrower shall submit to Bank upon request such other reports and information as the Bank shall reasonably request.


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                    8) During the term of this Loan Agreement, the Borrower may use the Loan by borrowing, paying or prepaying such principal amount, and re-borrowing all in accordance with the terms of this Loan Agreement.

                    9) The Bank's Commercial Credit Services shall monitor the
               Revolving Credit Advances and Borrowing Base, and shall conduct, prepare and complete such audits of the Borrower's operations as the Bank deems appropriate. The Borrower shall cooperate fully with the Bank's Commercial Credit Services in the monitoring and audit procedures. The Borrower shall provide the Bank's Commercial Credit Services with such additional schedules, reports and information as Bank may reasonably request. The additional schedules, reports and information shall be in form reasonably satisfactory to the Bank's Commercial Credit Services. Notwithstanding any provision of this Loan Agreement to the contrary, the advance rates set forth in Paragraph 10(c)(2) above may be adjusted by the Bank in its sole discretion, upon 15 days' written notice to the Borrower, taking into account all fluctuations of the value of the Accounts in light of the Bank's experience and sound lending practices; provided, that in the event such an adjustment results in an obligation on the part of the Borrower to repay a portion of any Outstanding Indebtedness pursuant to Paragraph 10(c)(7) above, such repayment shall be due and payable within thirty (30) days of such adjustment.

          (f) Schedule 1 to the Loan Agreement is hereby amended by deleting said Schedule 1 in its entirety and substituting in lieu thereof Schedule 1 attached hereto and incorporated herein by reference.

          (g) Paragraph 5 of the Loan Agreement is hereby amended to provide that, as additional security for the Loan, the Borrower grants a security interest in all fixed assets owned by the Borrower.


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          (h) Paragraph 4(a) is hereby amended by deleting the first sentence of said Paragraph 4(a) and substituting in lieu thereof the following.

               "(a) Except in favor of Bank, incur any additional indebtedness for borrowed money, any additional contingent liability, or transfer any of Borrower's assets, whether now owned or hereafter acquired, except in the ordinary course of Borrower's business."

     Except as amended hereby, the remaining sentences of Paragraph 4(a) shall continue and remain unaffected.

          (i) Paragraph 10(d) of the Loan Agreement is hereby amended by deleting said Paragraph 10(d) in its entirety and substituting in lieu thereof the following:

               "d) Commitment Letter. The terms and conditions of the Commitment Letter from the Bank to the Borrower dated July 19, 1996, are incorporated herein by reference, but in the event of a conflict or discrepancy between the terms of this Loan Agreement and the Commitment Letter, the terms of this Loan Agreement shall control."

     3. Subject to the conditions set forth in Paragraphs 5 and 6 hereof, the Revolving Credit Note shall be and hereby is amended, effective as of the date hereof, as follows:

          (a) The Promissory Note is hereby amended by deleting the sum "$25,000,000" in each and every place it occurs and substituting in lieu thereof the sum "$20,000,000" in each such place.

          (b) The payment schedule set forth in the Promissory Note is hereby amended by deleting said payment schedule in its entirety and substituting in lieu thereof the following:

               "Principal shall be paid in full in a single payment on September 30, 1997. Interest thereon shall be paid monthly commencing on March 31, 1996, and continuing on the last day of each successive month thereafter, with a final payment of all unpaid interest at the stated maturity of this Note."


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     4. By the execution and delivery hereof, the Borrower hereby represents and warrants to the Bank that as of the date hereof the Loan Agreement has been reexamined and:

          (a) The representations and warranties made by the Borrower in Paragraph 1 of the Loan Agreement are true on and as of the date hereof;

          (b) There has been no material change in the condition, financial or otherwise, of the Borrower since the date of the most recent financial reports of the Borrower received by the Bank, other than changes in the ordinary course of business, none of which has been a materially adverse change or other than ordinary operating losses consistent with past performance;

          (c) No authorization, approval or consent of any regulatory body is necessary or required in connection with the lawful execution, delivery and performance of this Amendment Agreement which has not been obtained; and

          (d) The execution, delivery and performance of this Amendment Agreement will not conflict with or result in the breach of any of the provisions of or cause a default under, the articles of incorporation or bylaws of the Borrower, or any applicable law, rule or regulation, or any judgment, order, writ, injunction, decree of any court, administrative agency or other instrumentality to which the Borrower is subject and will not result in the creation or imposition of any security interest, lien, charge or encumbrance on any of the assets of the Borrower except for the liens created by the Security Agreement, the IP Security Agreement and as contemplated in Section 5(d) below.

     5. The effectiveness of this Amendment Agreement shall be subject to the fulfillment of the following conditions precedent:

          (a) The Borrower shall have delivered to the Bank a Borrower's Affidavit to the effect that each of the Loan Documents has been reexamined on behalf of the Borrower by the signatory thereto and that as of the date of delivery of said certificate that, to the best of his knowledge, no event has occurred and no condition exists which constitutes, or with the giving of notice or lapse of time or both, would constitute, an event of default under the Loan Agreement or any of the other Loan Documents.


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          (b) The Bank shall have received two (2) counterparts of this
     Amendment Agreement duly executed by all signatories thereto.

          (c) The Bank shall have received certified copies of resolutions of the Board of Directors of the Borrower authorizing the execution and delivery of, and the performance under, this Amendment Agreement and the other Loan Documents.

          (d) The Bank shall have received a duly executed Security Agreement, UCC-1 Financing Statements and such other instruments as the Bank may request to create and perfect a valid security interest in the Borrower's fixed assets.

          (e) The Bank shall have received an opinion of counsel reasonably satisfactory to the Bank addressing corporate existence, authority, execution and enforceability of this Amendment Agreement.

          (f) The Borrower shall have consummated the Preferred Stock Transaction and the proceeds thereof shall have been paid to the Bank and applied to the outstanding balance of the Note.

     6. All instruments and documents incident to the consummation of the transactions contemplated hereby shall be satisfactory in form and substance to the Bank and its counsel; the Bank shall have received copies of all additional agreements, instruments and documents which it may reasonably request in connection therewith, such documents, when appropriate, to be certified by appropriate governmental authorities; and all proceedings of the Borrower relating to the matters provided for herein, including the Preferred Stock Transaction, shall be satisfactory to the Bank and its counsel.

     7. This Amendment Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, condition, representation or warranty, express or implied, not herein set forth shall bind any party hereto and none of them has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as in this Amendment Agreement otherwise expressly stated, no representations, warranties or commitments, express or implied, have been made by any other party to the other. None of the terms or conditions of this Amendment Agreement may be changed, modified, waived or canceled orally or otherwise, except by writing, signed by the party to be


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charged therewith, specifying such change, modification, waiver or cancellations of such terms or conditions, or of any proceeding or succeeding breach thereof, unless expressly so stated. In the event of a conflict between the terms of the Loan Documents and the terms of this Amendment Agreement, the terms of the Loan Documents shall be construed in a manner consistent with the amendments and modifications set forth in this Amendment Agreement.

     8. Except as specifically amended, modified or supplemented, the Loan Agreement, the Note, the Security Agreement and all of the other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms. In the event of a conflict between the terms of the Loan Documents and the terms of this Amendment Agreement, the terms of the Loan Documents shall be construed in a manner consistent with the amendments and modifications set forth in this Amendment Agreement.

     9. All costs, fees and expenses incurred by the Borrower and the Bank in connection with this Amendment Agreement and the satisfaction of all conditions precedent hereunder whether incurred in connection with the preparation and execution hereof or in connection with the parties' performance hereunder, shall be paid by the Borrower, including without limitation, such reasonable attorney's fees as Bank's counsel may charge and Bank's audit and ongoing monitoring fees.

     10. The parties hereto agree and acknowledge that the provisions of this Amendment Agreement constitute amendments to, and not a novation of, the indebtedness evidenced by the Revolving Credit Note.

     11. This Amendment Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the Borrower and the Bank have caused this Amendment Agreement to be duly executed under seal by their duly authorized representatives, all as of the day and year first above written.





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                                     SEER TECHNOLOGIES, INC., a
                                     Delaware Corporation


                                     By:  /s/ Mark J. Baric
                                        -----------------------------
                                         Executive Vice President

ATTEST:

/s/ Dennis McKinnie
------------------------------
_____________ Secretary

[CORPORATE SEAL]


                                     NATIONSBANK, N.A., a National
                                     Banking Association

                                     By:  /s/ Jeffrey Lee
                                        -----------------------------
                                        Senior Vice President
ATTEST:

/s/ Holliday Shaw
----------------------------
Assistant Secretary

[CORPORATE SEAL]



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